UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________________________________________________________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

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Safety, Income & Growth Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38122	30-0971238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 39th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400
 _______________________________________________________________________________

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 8.01     Other Events.

Safety, Income & Growth Inc. (the “Company”) filed a Form 8-K in June 2018 (the "June 8-K") to recast certain of the historical financial information included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "2017 Annual Report") to reflect the adoption, effective January 1, 2018, of Accounting Standards Update 2016-18, Statement of Cash Flows: Restricted Cash ("ASU 2016-18"). The June 8-K included an audit report of its predecessor accounting firm. The Company's audit committee subsequently engaged Deloitte & Touche LLP ("Deloitte") on July 24, 2018, the Company's current independent registered public accounting firm, to re-audit the Company's financial statements included in the 2017 Annual Report and the June 8-K so that in connection with future securities offerings, the Company would not have to obtain consents and comfort letters from more than one accounting firm. The Company has today filed Amendment No. 1 to the 2017 Annual Report and this report in order to replace the audit reports of the predecessor firm with Deloitte's audit report. The re-audit did not result in any restatements of the previously issued financial statements.
ITEM 9.01     Financial Statements and Exhibits.

Exhibit 99.1
The financial statements and accompanying audit report included as Item 8 of Amendment No. 1 to the 2017 Annual Report, filed by the Company with the Securities and Exchange Commission on October 10, 2018, are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Safety, Income & Growth Inc.

Date:	October 10, 2018	By:	/s/ ANDREW C. RICHARDSON
Andrew C. Richardson Chief Financial Officer (principal financial and accounting officer)

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